UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

OceanTech Acquisitions I Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40450	85-2122558
(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, 8th Floor - Suite 8133

New York, New York 10022

Registrant’s telephone number, including area code (929) 412-1272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	OTECU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	OTECO	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	OTECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously disclosed, OceanTech Acquisitions I Corp., a Delaware corporation (“OceanTech”), entered into a definitive Agreement and Plan of Merger, dated as of August 10, 2022 (the “Business Combination Agreement”), by and among OceanTech, OceanTech Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Captura Biopharma, Inc., a Delaware corporation (“Captura”), OceanTech Acquisitions I Sponsors LLC, a Delaware limited liability company, in its capacity as Purchaser Representative, and Michael Geranen, in his capacity as Seller Representative.

On October 13, 2022, OceanTech and Captura entered into that certain Mutual Termination Agreement (the “Termination Agreement”) pursuant to which OceanTech and Captura mutually agreed to terminate the Business Combination Agreement pursuant to Section 8.1(a) thereof. Except as otherwise set forth in the Business Combination Agreement, none of the parties thereto shall have any further liability thereunder. Neither party will be required to pay the other a termination fee as a result of the mutual decision to enter into the Termination Agreement.

The termination of the Business Combination Agreement also terminates and makes void the Voting and Support Agreements (as defined in the Business Combination Agreement) and the Purchaser Support Agreement (as defined in the Business Combination Agreement), each of which were executed concurrently with the Business Combination Agreement.

The foregoing descriptions of the Business Combination Agreement, the Voting and Support Agreements and the Purchaser Support Agreement are not complete and are qualified in their entirety by reference to and the terms and conditions of, respectively, (i) the Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to OceanTech’s Current Report on Form 8-K on August 10, 2022, (ii) the Form of Voting and Support Agreement, a copy of which was previously filed as Exhibit 10.2 to OceanTech’s Current Report on Form 8-K on August 10, 2022, and (iii) the Form of Purchaser Support Agreement, a copy of which was previously filed as Exhibit 10.1 to OceanTech’s Current Report on Form 8-K on August 10, 2022.

Item 8.01. Other Events.

On October 13, 2022, OceanTech issued a press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 13, 2022

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANTECH ACQUISITIONS I CORP.

Date: October 13, 2022	By:	/s/ Joseph Adir
Name: Joseph Adir Title: Chief Executive Officer (Principal Executive Officer)